Exhibit 99.1

                     Gastar Announces Issuance of
            Common Shares to Chesapeake Energy Corporation

    HOUSTON--(BUSINESS WIRE)--May 24, 2007--Gastar Exploration Ltd. ("Gastar") (AMEX:GST) (TSX:YGA) announced today that it has closed the sale of 1,757,195 newly issued Gastar common shares at a price of $2.00 per share to Chesapeake Energy Corporation ("Chesapeake"). Chesapeake elected to exercise its preemptive rights to acquire these shares as a result of Gastar's issuance of common shares to Navasota Resources, L.P. related to Gastar's sale of a portion of its undeveloped East Texas leasehold interest. Chesapeake has a preemptive right to purchase Gastar common shares in an amount that would maintain Chesapeake's percentage of Gastar's fully-diluted shares outstanding immediately following Gastar's issuance of new common shares. Chesapeake owns 16.4% of Gastar's 207,098,570 basic common shares outstanding following this issuance of new common shares to Chesapeake.

    J. Russell Porter, Gastar's President and CEO, stated, "We are pleased that Chesapeake has elected to maintain their ownership interest in Gastar and we greatly appreciate Chesapeake's continued support of Gastar. Gastar and Chesapeake are conducting an active exploration and development program in the Hilltop area of the deep Bossier play. These additional funds will support that activity as well as Gastar's other planned drilling activities."

    Gastar Exploration Ltd. is an exploration and production company focused on finding and developing natural gas assets in North America and Australia. The Company pursues a strategy combining select higher risk, deep natural gas exploration prospects with low-risk coal bed methane (CBM) development. The Company owns and controls exploration and development acreage in the deep Bossier gas play of East Texas. Gastar's CBM activities are conducted within the Powder River Basin of Wyoming and upon the approximate 3.0 million acres controlled by Gastar and its joint development partners in Australia's Gunnedah Basin (PEL 238) located in New South Wales and the Gippsland Basin located in Victoria.

    Safe Harbor Statement and Disclaimer:

    This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement identified by the words "expects", "projects", "plans", and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of natural gas and oil wells, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in the natural gas and oil drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks with respect to natural gas and oil prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels, and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices and other risk factors described in the Company's Annual Report on Form 10-K, as filed on March 27, 2007 with the SEC at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

    The American Stock Exchange and the Toronto Stock Exchange have not reviewed and do not accept responsibility for the adequacy or accuracy of this release.

    CONTACT: Gastar Exploration Ltd., Houston
             J. Russell Porter, 713-739-1800
             Fax: 713-739-0458
             rporter@gastar.com
             or
             Michael A. Gerlich, 713-739-1800
             mgerlich@gastar.com
             www.gastar.com